UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Cimarex Energy Co. (the “Company”) with the U.S. Securities and Exchange Commission on May 12, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s annual meeting of stockholders held on May 11, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision, in light of the stockholder vote, regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of its named executive officers (“say-on-pay”). No other changes have been made to the Original Form 8-K.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(d) As reported in the Original Form 8-K, at the Annual Meeting stockholders cast 67,104,044 votes, approximately 84% of all votes that were cast, in favor of holding future say-on-pay votes on an annual basis. The Company’s Board of Directors had recommended a vote for annual frequency of say-on-pay votes, as disclosed in the Company’s Proxy Statement dated March 31, 2017. Taking into account the stockholder vote, on August 31, 2017 the Board of Directors determined that the Company will hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of say-on-pay votes occurs. The next advisory vote on the frequency of say on pay votes is required to occur no later than the Company’s 2023 annual meeting of stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: September 6, 2017	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel

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